Exhibit 32



                     GE GLOBAL INSURANCE HOLDING CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350


     In connection with the Annual Report of GE Global Insurance Holding Corporation (the "Company") on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Ronald R. Pressman and Marc A. Meiches, Chief Executive Officer and Chief Financial Officer, respectively, of the Registerant, certify, pursuant to 18 U.S.C. ss. 1350, that to my knowledge:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial   condition  and  result  of
               operations of the Company.







     /s/ Ronald R. Pressman
     Ronald R. Pressman
     Chief Executive Officer
     March 1, 2004





     /s/ Marc A. Meiches
     Marc A. Meiches
     Chief Financial Officer
     March 1, 2004